SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________
SUN LIFE FINANCIAL SERVICES OF CANADA INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

150 King Street West, 6th Floor
Toronto, Ontario
Canada
M5H 1J9
(Address, including zip code, of registrant's principal executive offices)
_________________

SUN LIFE FINANCIAL SERVICES OF CANADA INC. EXECUTIVE STOCK OPTION PLAN
(Full title of the plans)
_________________
Ellen B. King, Secretary
Sun Life Assurance Company of Canada-U.S. Operations Holdings, Inc.
One Sun Life Executive Park
Wellesley Hills, MA 02481
(781) 237-6030
(Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)
_________________
Copies to:

Eric R. Weinheimer, Esq. Sun Life Financial Services of Canada Inc. 150 King Street West Toronto, Ontario Canada M5H 1J9 (416) 979-4825	Elizabeth W. Powers, Esq. LeBoeuf, Lamb, Greene & MacRae, L.L.P. 125 West 55th Street New York, NY 10019 (212) 424-8000

_________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, without par value	5,000,000	$19.975 (2)	$99,875,000 (2)	$ 8,079.89

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the number of common shares registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding common shares of Sun Life Financial Services of Canada Inc.
(2)	Calculated in accordance with Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sales prices per common share of Sun Life Financial Services of Canada Inc. on May 5, 2003, as reported in the consolidated reporting system.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     We hereby incorporate by reference into this registration statement the following documents that we have previously filed with the Securities and Exchange Commission:

   Annual Report on Form 40-F for the year ended December 31, 2002 filed on February 14, 2003, as amended by a Form 40-F/A filed on February 18, 2003.
   Reports on Form 6-K filed on February 4, 2003, February 14, 2003, February 20, 2003, March 14, 2003, April 29, 2003, May 1, 2003 and May 2, 2003.
   The description of the common shares of Sun Life Financial Services of Canada Inc. (the “Company”) contained in the Company's registration statement on Form 8-A, dated March 14, 2000, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and any amendments thereto.

     All documents that we file pursuant to Section 13(a), Section 13(c), 14 and 15 (d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

     Eric R. Weinheimer, Esq., Assistant Vice-President and Assistant General Counsel of Sun Life Assurance Company of Canada, a wholly-owned subsidiary of the Company, has given his opinion on the validity of the common shares offered pursuant to this registration statement. As of May 8, 2003, Mr. Weinheimer owned 1,500 shares of the Company’s common stock and 411.67 units of a trust established to acquire and hold common shares of the Company for employees pursuant to an employee stock purchase plan and he is acquiring additional trust units at regular intervals through that employee stock purchase plan.

Item 6. Indemnification of Directors and Officers.

     Subject to any limitations contained in the Insurance Companies Act (Canada), S.C. 1991, c.47, as amended, the by-laws of the Company permit the Company to indemnify a director or an officer, a former director or officer or any person who acts or acted at the Company's request as a director or officer of any entity of which the Company is or was a shareholder or creditor, and each such person's heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such entity, if (a) such person acted honestly and in good faith with a view to the best interests of the Company, and (b) in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, such person had reasonable grounds for believing that the impugned conduct was lawful. The Company may enter into agreements evidencing its indemnity in favor of the foregoing persons to the full extent permitted by law.

     The Company has entered into indemnification agreements with a number of its officers and directors under which the Company has agreed to indemnify them against costs, charges, fines and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by an officer or director in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company, subject to any limitations contained in the Insurance Companies Act (Canada), S.C. 1991, c.47, as amended. The Company also has entered into similar agreements with individuals who serve at the written request of the Company as a director, officer, employee, trustee, agent or fiduciary of another entity.

Item 8. Exhibits

Exhibit Number	Description
4.1	Letters Patent of Incorporation and Amending Letters Patent of Incorporation of Sun Life Financial Services of Canada Inc. (incorporated herein by reference to Exhibit (1)(a) to the Company’s Registration Statement on Form 8-A, dated March 14, 2000).
4.2	Amended and Restated By-law No. 1 of Sun Life Financial Services of Canada Inc. and By-law No. 2 of Sun Life Financial Services of Canada Inc.(incorporated herein by reference to Exhibit (1)(b) to the Company's Registration Statement on Form 8-A, dated March 14, 2000).
5	Opinion and Consent of Eric R. Weinheimer, Esq., Assistant Vice-President and Assistant General Counsel of Sun Life Assurance Company of Canada
23	Consent of Deloitte & Touche LLP, independent auditors.
24	Power of Attorney of Officers and Directors of Sun Life Financial Services of Canada Inc. (set forth on the signature page of this registration statement).

Item 9. Undertakings.

     (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that paragraphs 1(a) and 1(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registration hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, Canada (City of Boston, Commonwealth of Massachusetts, as to the U.S. representative) on this 8th day of May, 2003.

SUN LIFE FINANCIAL SERVICES OF CANADA INC.
(Registrant)

By: /s/ Donald A. Stewart
Donald A. Stewart
Chairman and Chief Executive Officer

SUN LIFE ASSURANCE COMPANY OF CANADA --
U.S. OPERATIONS HOLDINGS, INC.
(U.S. representative)

By: /s/ Ellen B. King
Ellen B. King
Secretary

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Joan M. Wilson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators, and other governmental authorities, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

/s/	Donald A. Stewart	Chairman and Chief Executive	May 1, 2003

	(Donald A. Stewart)	Officer (principal executive
officer)
/s/	Paul W. Derksen	Executive Vice President and	May 1, 2003

	(Paul W. Derksen)	Chief Financial Officer
(principal financial officer)
/s/	Nigel I. Hodges	Vice President and Controller	May 1, 2003

	(Nigel I. Hodges)	(principal accounting officer)
/s/	Robert M. Astley	Director	May 1, 2003

(Robert M. Astley)

/s/	James C. Baillie	Director	May 1, 2003

(James C. Baillie)
/s/	William R. Fatt	Director	May 1, 2003

(William R. Fatt)
/s/	David A. Ganong	Director	May 1, 2003

(David A. Ganong)

/s/	Germaine Gibara	Director	May 1, 2003

(Germaine Gibara)

/s/	(Stanley H. Hartt)	Director	May 1, 2003

(Stanley H. Hartt)
/s/	Krystyna T. Hoeg	Director	May 1, 2003

(Krystyna T. Hoeg)
/s/	Idalene F. Kesner	Director	May 1, 2003

(Idalene F. Kesner)

/s/	John D. McNeil	Director	May 1, 2003

(John D. McNeil)
/s/	Bertin F. Nadeau	Director	May 1, 2003

(Bertin F. Nadeau)

	Signature	Title	Date

/s/	Ronald W. Osborne	Director	May 1, 2003

(Ronald W. Osborne)
/s/	Madeleine M. Paquin	Director	May 1, 2003

(Madeleine M. Paquin)
/s/	C. James Prieur	Director	May 1, 2003

(C. James Prieur)

/s/	Robert P. Reid	Director	May 1, 2003

(Robert P. Reid)
/s/	William W. Stinson	Director	May 1, 2003

(William W. Stinson)
/s/	W. Vickery Stoughton	Director	May 1, 2003

(W. Vickery Stoughton)
/s/	David G. Vice	Director	May 1, 2003

(David G. Vice)

Index to Exhibits

Exhibit Number	Description
4.1	Letters Patent of Incorporation and Amending Letters Patent of Incorporation of Sun Life Financial Services of Canada Inc. (incorporated herein by reference to Exhibit (1)(a) to the Company's Registration Statement on Form 8-A, dated March 14, 2000).
4.2	Amended and Restated By-law No. 1 of Sun Life Financial Services of Canada Inc. and By-law No. 2 of Sun Life Financial Services of Canada Inc. (incorporated herein by reference Exhibit (1)(b) to the Company's Registration Statement on Form 8-A, dated March 14, 2000).
5	Opinion and Consent of Eric R. Weinheimer, Esq., Assistant Vice-President and Assistant General Counsel of Sun Life Assurance Company of Canada.
23	Consent of Deloitte & Touche LLP, independent auditors.
24	Power of Attorney of Officers and Directors of Sun Life Financial Services of Canada Inc. (set forth on the signature pages of this registration statement).

Exhibit 5

 Eric R. Weinheimer
Assistant Vice-President and
Assistant General Counsel

Sun Life Assurance Company of Canada
150 King Street West
Suite 1400
Toronto, Ontario
M5H 1J9
Tel: (416) 979-4825 Fax: (416) 979-3209
eric_weinheimer@sunlife.com

Our Ref: 105266

May 8, 2003

Sun Life Financial Services of Canada Inc.
150 King Street West, 14th Floor
Law Department
Toronto, Ontario
Canada
M5H 1J9

I am Assistant Vice-President and Assistant General Counsel of Sun Life Assurance Company of Canada, a Canadian corporation and a wholly-owned subsidiary of Sun Life Financial Services of Canada Inc. I have acted as counsel for Sun Life Financial Services of Canada Inc. (the “Company”) in connection with the registration statement on Form S-8 (the “Registration Statement”), which the Company proposes to file on or shortly after the date hereof under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and sale by the Company of 5,000,000 of its common shares, without par value, (the “Shares”) pursuant to the Sun Life Financial Services of Canada Inc. Executive Stock Option Plan (the “Stock Option Plan”).

As of the May 8, 2003, I owned 1,500 shares of the Company’s common stock and 411.67 units of a trust established to acquire and hold common shares of the Company for employees pursuant to an employee stock purchase plan and I am acquiring additional trust units at regular intervals through that employee stock purchase plan.

For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction of:

(i)	the Registration Statement;
(ii)	the Letters Patent of Incorporation and Amending Letters Patent of Incorporation and Amended and Restated By-law No. 1 of the Company;

(iii)	the resolutions of the Company ‘s Board approving the Stock Option Plan and the resolutions of the Company’s shareholders approving the Stock Option Plan;
(iv)	the Stock Option Plan; and
(v)	such other documents, certificates and records as I have deemed necessary or appropriate.

     In such examination I has assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid agreements, instrument’s records certificates and documents.

     Based upon the foregoing, and subject to the qualifications herein expressed, I am of the opinion that the Shares will be validly issued, fully paid and non-assessable when the Shares shall have been issued, sold and delivered in accordance with the terms of the Stock Option Plan and the stock options granted thereunder.

     This opinion is limited to the laws of the Province of Ontario and the laws of Canada applicable thereto, in each case as in effect on the date hereof.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to me contained therein.

Yours very truly,

/s/ Eric Weinheimer

Eric Weinheimer
Assistant Vice-President and
Assistant General Counsel

ERW:dj Enclosure

Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sun Life Financial Services of Canada Inc. on Form S-8 of our reports dated February 12, 2003, appearing in the Annual Report on Form 40-F/A of Sun Life Financial Services of Canada Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Toronto, Canada

May 8, 2003